Exhibit 99.1

Media Contact: Dana Crothers
Marketing Director
704.940.2904
dcrothers@cogdell.com

FOR IMMEDIATE RELEASE
Thursday, February 25, 2010

COGDELL SPENCER INC. REPORTS

FOURTH QUARTER AND YEAR END 2009 FINANCIAL RESULTS

•	Funds from Operations Modified (FFOM), excluding the non-recurring events summarized below, for fourth quarter 2009 was $7.9 million, or $0.16 per share and operating partnership unit.

•	Net income attributable to Cogdell Spencer Inc., excluding the non-recurring events summarized below, for fourth quarter 2009 was $1.0 million, or $0.02 per share.

•	FFOM, excluding the non-recurring events summarized below, for the year ended December 31, 2009 was $31.2 million, or $0.77 per share and operating partnership unit.

•
As of December 31, 2009, the Company had $25.9 million of unrestricted cash and $61.7 million available under its secured revolving credit facility for a total liquidity of $87.6 million, compared to $52.1 million for the same period last year, a 68.2% increase.

Charlotte, N.C. (February 25, 2010) – Cogdell Spencer Inc. (NYSE: CSA), a real estate investment trust (REIT) that invests in specialty office buildings, including medical offices and ambulatory surgery and diagnostic centers, and provides strategic planning and design and construction services for the medical profession, announces financial results for the quarter and year ended December 31, 2009.

Fourth Quarter 2009 Results

For the fourth quarter of 2009, Cogdell Spencer Inc. reports FFOM of $7.9 million, or $0.16 per share and operating partnership unit, excluding the $0.9 million net gain from the non-recurring events summarized below FFOM, including the non-recurring events summarized below was $8.8 million, or $0.17 per share and operating partnership unit.  During the same period in 2008, FFOM was $8.1 million, or $0.30 per share and operating partnership unit.  FFOM adds back to traditionally defined Funds from Operations (FFO) non-cash amortization of non-real estate related intangible assets associated with purchase accounting.

FFO for the fourth quarter of 2009 was $8.8 million, or $0.17 per share and operating partnership unit.  FFO, excluding the $0.9 million net gain from the non-recurring events summarized below was $7.9 million, or $0.16 per share and operating partnership unit.  During the same period in 2008, FFO was $5.7 million, or $0.21 per share and operating partnership unit.

Net income attributable to Cogdell Spencer Inc. for the fourth quarter of 2009 was $1.6 million, or $0.04 per share.  Net income attributable to Cogdell Spencer Inc. excluding the non-recurring events summarized below was $1.0 million, or $0.02 per share, for the fourth quarter of 2009.  During the same period in 2008, net income (loss) was ($1.0 million), or ($0.06) per share.

A reconciliation of net income (loss) to FFOM and FFO for the three months and year ended December 31, 2009 is set forth on page 13.

As of December 31, 2009, the Company’s portfolio consisted of 62 consolidated wholly-owned and joint venture properties, comprising a total of approximately 3.4 million net rentable square feet.  The overall percentage of leased space at these 62 properties as of December 31, 2009, was 91.5%.  In addition, the Company has one wholly-owned property held for sale totaling 38,703 net rentable square feet, three unconsolidated joint venture properties comprising a total of approximately 0.2 million net rentable square feet and manages 45 properties for third party clients comprising a total of approximately 2.1 million net rentable square feet.

Results for the Year Ended December 31, 2009

FFOM for the year ended December 31, 2009 was $31.2 million, or $0.77 per share and operating partnership unit, excluding the ($102.3 million) net loss from the non-recurring events summarized below.  FFOM for the year ended December 31, 2009, including the non-recurring events summarized below, was ($71.1 million), or ($1.75) per share and operating partnership unit.  During the same period in 2008, FFOM was $29.4 million, or $1.22 per share and operating partnership unit.

FFO for the year ended December 31, 2009 was $28.4 million, or $0.70 per share and operating partnership unit, excluding the ($102.3) million net loss from the non-recurring events summarized below.  FFO for the year ended December 31, 2009, including the non-recurring events summarized below was ($73.9 million), or ($1.82) per share and operating partnership unit.  During the same period in 2008, FFO was $21.4 million, or $0.89 per share and operating partnership unit.

Net income attributable to Cogdell Spencer Inc. for the year ended December 31, 2009, was $12.6 million, or $0.38 per share, excluding the ($82.3) million net loss applicable to Cogdell Spencer Inc. from the non-recurring events summarized below.  Net income (loss) attributable to Cogdell Spencer Inc. including the non-recurring events summarized below was ($69.7 million), or ($2.14) per share, for the year ended December 31, 2009.  During the same period in 2008, net income (loss) was ($5.8 million), or ($0.37) per share.

A reconciliation of net income (loss) to FFOM and FFO for the year ended December 31, 2009 is set forth on page 13.

Non-Recurring Events
	For the Three	For the
	Months Ended	Year Ended
	December 31, 2009	December 31, 2009
	(in thousands)

Intangible asset impairment charges, net of tax benefit	$-	$(101,746)
Debt extinguishment and interest rate derivative expense, net of tax benefit	-	(1,520)
Gain on settlement from MEA Holdings, Inc. transaction	4,905	4,905
Impairment of real estate property held for sale	(1,359)	(1,359)
Strategic planning professional fees	(2,641)	(2,641)
Total non-recurring events	$905	$(102,361)

During the year ended December 31, 2009, the Company recorded a pre-tax, non-cash intangible asset impairment charge of ($120.9 million) and the Company recognized a non-cash income tax benefit related to the charge of $19.2 million resulting in an after-tax impairment charge of ($101.7 million).  The charge was recorded during the first quarter of 2009.

During the year ended December 31, 2009, the Company repaid $50.0 million of the $100.0 million outstanding under the senior secured term loan agreement (“Term Loan”).  In connection with this repayment, the Term Loan interest rate and financial covenants were amended.  As a result of the amendment, all unamortized Term Loan deferred finance costs and costs paid to the lenders that were party to the amendment were expensed.  The charge to debt extinguishment and interest rate derivative expense was approximately $0.9 million, before income tax benefit.  The Company recorded an income tax benefit of approximately $0.4 million related to this charge, resulting in an after-tax charge of approximately $0.5 million.  The charge was recorded during the second quarter of 2009.

The Company previously entered into a $100.0 million interest rate swap agreement that fixed the floating rate portion of the $100.0 million Term Loan.  Due to the repayment and the amendment to the Term Loan, approximately $1.6 million related to swap derivative hedge ineffectiveness was charged to debt extinguishment and interest rate derivative expense.  The non-cash charge represents the portion of the mark to market fair value liability of the interest rate swap agreement for which there are no more future interest payments under the Term Loan.  The Company recorded an income tax benefit of approximately $0.6 million related to this charge, resulting in an after-tax charge of approximately $1.0 million.  The charge was recorded during the second quarter of 2009.

The Company has not terminated the $100.0 million interest rate swap agreement.  The $100.0 million interest rate swap agreement is being used to fix the floating rate portion on $50.0 million outstanding on the Term Loan and $50.0 million outstanding under the secured revolving Credit Facility.

During the three months ended December 31, 2009, the final escrow release related to the MEA Holdings, Inc. (“MEA”) acquisition occurred.  Pursuant to an agreement between the Company and the MEA Holdings, Inc. Seller Representatives, $5.0 million of the escrow was paid to the Company in consideration of full and final settlement of certain claims made by the Company in connection with the MEA transaction.  During fourth quarter 2009, the Company recorded other income of $4.9 million related to this settlement.

During the three months ended December 31, 2009, the Company reclassified the wholly-owned property Harbison Medical Office Building (formerly known as Baptist Northwest) as held for sale discontinued operations.  Related to this property, the Company recorded a non-cash impairment charge of ($1.4 million) in order to reduce the carrying value of the real estate property to its estimated net sale proceeds.

The Company’s results for the three months ended December 31, 2009 includes costs associated with the Company’s exploration of a range of strategic alternatives that included: an assessment of potential change of control transactions; asset dispositions and acquisitions; business and portfolio combinations; debt financings and refinancings.  The costs associated with this exercise totaled approximately $2.6 million and included fees for consultants, accountants, attorneys, and other service providers.   At this time, the Company is not engaged in any negotiation for a change of control transaction.  The Company does not intend to make further disclosures relating to any such transaction unless the Company enters into a definitive agreement.

Capital Transactions

In October 2009, the Company obtained a $7.5 million mortgage note payable collateralized by the Randolph Medical Park, Lincoln/Lakemont Family Practice Center, and Northcross Family Physicians properties, all of which are located in Charlotte, North Carolina.  The mortgage note payable matures in October 2014, has a fixed interest rate of 7.00%, and requires monthly principal and interest payments based on a 20-year amortization.

In October 2009, the Company exercised its extension option for Methodist Professional Center I (located in Indianapolis, Indiana) mortgage note payable for a two year period.  Associated with this extension, the Company repaid $4.5 million of the $30.0 million outstanding principal.  The remaining $25.5 million balance on the mortgage note payable matures in October 2011, has an interest rate of LIBOR plus 1.30% (1.53% as of December 31, 2009), and requires monthly principal and interest payments based on a 30-year amortization.

In October 2009, the Company refinanced the MRMC MOB I (formerly known as Hanover Medical Office Building One), located in Richmond, Virginia, mortgage note payable.  The principal balance was increased from $4.7 million to $6.0 million and the $1.3 million additional proceeds were used for general corporate purposes.  The $6.0 million mortgage note payable matures in November 2014, has a fixed interest rate of 7.35%, and requires monthly principal and interest payments based on a 25-year amortization.

In November 2009, the Company refinanced the Health Park Medical Office Building (located in Chattanooga, TN) mortgage note payable, which was to mature on January 1, 2010.  The principal balance was reduced from $8.7 million to $7.0 million.   The $7.0 million mortgage note payable matures in December 2019, has a fixed interest rate of 7.50%, and requires monthly principal and interest payments based on a 25-year amortization.

In December 2009, the Company began construction on a 4,630 square foot expansion to the wholly-owned Lancaster Rehabilitation Hospital (located in Lancaster, PA).  The $2.1 million expansion project is 100% pre-leased and scheduled for completion during second quarter 2010.  The Company obtained financing in the amount of $2.1 million from a construction loan which provides interest-only payments during the construction period at a rate of LIBOR plus 3.75% (3.98% as of December 31, 2009).  Upon the earlier of completion of construction or June 2010, the loan converts to an amortizing loan with monthly payments based on a 25-year amortization schedule.  The loan matures June 2014.

Build to Suit

In December 2009, the Company completed The Woodlands Center for Specialized Medicine building in Pensacola, Florida.  The 75,985 square foot facility marked the construction completion of the first fully integrated project for the Company.  The Company provided development, design/build (architectural, engineering and construction), and property management services on the medical office building and outpatient treatment center.  The three-story project is 100% leased by the physicians of Woodlands Medical Specialists.  The facility is a joint venture with the Company owning 40% and Gen-Ex Holdings, LLC (a group of local physicians) owning 60%.

Dividend

On December 17, 2009, the Company announced that its Board of Directors had declared a quarterly dividend of $0.10 per share and operating partnership unit that was paid in cash on January 21, 2010 to holders of record on December 31, 2009.  The dividend covered the Company’s fourth quarter of 2009.

Outlook

The Company’s management team expects that FFOM per share and operating partnership unit for the year ending December 31, 2010, will be between $0.42 and $0.50.  A reconciliation of the range of projected net income (loss) to projected FFO and FFOM for the year ending December 31, 2010 is set forth below:

	Guidance Range for the
	Year Ending December 31, 2010
	Low		High
(In thousands, except per share and operating partnership unit data)
Net loss	$(5,000)	- -	$(1,000)
Plus real estate related depreciation and amortization	27,000	- -	27,000
Less noncontrolling interests in real estate partnerships, before real estate
related depreciation and amortization	(2,000)	- -	(2,000)
Funds from Operations (FFO)	20,000	- -	24,000
Plus amortization of intangibles related to purchase accounting, net of income tax benefit	1,500	- -	1,500
Funds from Operations Modified (FFOM)	$21,500	- -	$25,500

FFO per share and unit - diluted	$0.39	- -	$0.47
FFOM per share and unit - diluted	$0.42	- -	$0.50

Weighted average shares and units outstanding - basic and diluted	50,700	- -	50,700

Supplemental operating and financial data are available in the Investor Relations section of the Company’s Web site at www.cogdell.com.  The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the three months and year ended December 31, 2009.  In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

FFO is a supplemental non-GAAP financial measure used by the real estate industry to measure the operating performance of real estate companies.  FFOM adds back to traditionally defined FFO non-cash amortization of non-real estate related intangible assets associated with purchase accounting.  The Company presents FFO and FFOM because it considers them important supplemental measures of operational performance.  The Company believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results.  The Company believes that FFOM allows securities analysts, investors and other interested parties in evaluating current period results to results prior to the MEA Holdings, Inc. transaction.  FFO and FFOM are intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time.  Historically, however, real estate values have risen or fallen with market conditions.  Because FFO and FFOM excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing a perspective not immediately apparent from net income.  The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs.  The Company adjusts the NAREIT definition to add back noncontrolling interests in consolidated real estate partnerships before real estate related depreciation and amortization.  Further, FFO and FFOM do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties.  FFO and FFOM should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of the Company’s performance, nor are they indicative of funds available to fund its cash needs, including its ability to pay dividends or make distributions.  A reconciliation from GAAP net loss to FFO and FFOM is included as an attachment to this press release.

Conference Call

Cogdell Spencer Inc. invites you to attend the Company’s Fourth Quarter 2009 Conference Call on Friday, February 26, 2010 at 10:00 a.m. (Eastern Daylight Time).  The number to call for this teleconference is (800) 860-2442 (domestic) or (412) 858-4600 (international), and no passcode is required.  In addition, the conference call can be accessed via the Internet at www.cogdell.com through the “Q4 2009 Cogdell Spencer Earnings Conference Call” link on the Investor Relations page.

A playback will be available until March 15, 2010.  To access the playback, please dial (877) 344-7529 (domestic) or (412) 317-0088 (international) and enter the passcode: 437310.  The replay can also be accessed via the Internet at www.cogdell.com through the “Q4 2009 Cogdell Spencer Earnings Conference Call” link on the Investor Relations page.

About Cogdell Spencer Inc.

Charlotte-based Cogdell Spencer Inc. (NYSE: CSA) is a fully-integrated, self-administered, and self-managed real estate investment trust that invests in specialty office buildings for the medical profession, including medical offices and ambulatory surgery and diagnostic centers.  The Company focuses on the ownership, delivery, acquisition, and management of strategically located medical office buildings and other healthcare related facilities in the United States of America.  The Company has been built around understanding and addressing the full range of specialized real estate needs of the healthcare industry.  Learn more about Cogdell Spencer Inc. and its subsidiaries at www.cogdell.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements reflect the Company’s views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ materially. Factors that may contribute to these differences include, but are not limited to the following: our business strategy; our ability to comply with financial covenants in our debt instruments; our ability to obtain future financing arrangements; estimates relating to our future distributions; our understanding of our competition; our ability to renew our ground leases; changes in the reimbursement available to our tenants by government or private payors; our tenants' ability to make rent payments; defaults by tenants; customers’ access to financing; delays in project starts and cancellations by customers; the timing of capital expenditures by healthcare systems and providers; market trends; and projected capital expenditures.

For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2008. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be realized. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cogdell Spencer Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	December 31, 2009	December 31, 2008
Assets
Real estate properties:
Operating real estate properties	$561,124	$527,710
Less: Accumulated depreciation	(93,247)	(68,764)
Total operating real estate properties, net	467,877	458,946
Construction in progress	43,338	15,314
Total real estate properties, net	511,215	474,260
Cash and cash equivalents	25,914	34,668
Restricted cash	3,060	12,959
Tenant and accounts receivable, net	12,993	43,520
Goodwill	108,683	180,435
Trade names and trademarks	41,240	75,969
Intangible assets, net	21,742	45,363
Other assets	25,599	29,180
Other assets - held for sale	2,217	3,736
Total assets	$752,663	$900,090

Liabilities and Equity
Mortgage notes payable	$280,892	$238,448
Revolving credit facility	80,000	124,500
Term loan	50,000	100,000
Accounts payable	15,293	22,775
Billings in excess of costs and estimated earnings on uncompleted contracts	13,189	17,025
Deferred income taxes	15,993	34,176
Payable to prior MEA Holdings shareholders	-	18,002
Other liabilities	47,312	59,860
Other liabilities - held for sale	2,204	2,310
Total liabilities	504,883	617,096
Commitments and contingencies
Equity:
Cogdell Spencer Inc. stockholders' equity:
Preferred stock, $0.01 par value; 50,000 shares authorized, none issued or outstanding	-	-
Common stock, $0.01 par value, 200,000 shares authorized, 42,729 and 17,699 shares
issued and outstanding in 2009 and 2008, respectively	427	177
Additional paid-in capital	370,593	275,380
Accumulated other comprehensive loss	(1,861)	(5,106)
Accumulated deficit	(164,321)	(77,438)
Total Cogdell Spencer Inc. stockholders' equity	204,838	193,013
Noncontrolling interests:
Real estate partnerships	5,220	4,657
Operating partnership	37,722	85,324
Total noncontrolling interests	42,942	89,981
Total equity	247,780	282,994
Total liabilities and equity	$752,663	$900,090

Cogdell Spencer Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	For the Three Months Ended		For the Year Ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
Revenues:
Rental revenue	$20,375	$20,089	$79,486	$77,421
Design-Build contract revenue and other sales	30,016	78,726	143,416	253,596
Property management and other fees	807	935	3,336	3,460
Development management and other income	98	134	3,363	885
Total revenues	51,296	99,884	229,601	335,362

Expenses:
Property operating and management	8,021	7,920	31,810	31,065
Design-Build contracts and development management	21,388	67,112	113,961	214,019
Selling, general, and administrative	11,067	9,819	32,285	30,215
Depreciation and amortization	7,470	11,706	34,502	44,879
Impairment charges	-	-	120,920	-
Total expenses	47,946	96,557	333,478	320,178

Income (loss) from operations before other income (expense)	3,350	3,327	(103,877)	15,184

Other income (expense):
Interest and other income	164	239	620	922
Gain on settlement from MEA Holdings, Inc. transaction	4,905	-	4,905	-
Interest expense	(5,123)	(6,428)	(21,711)	(25,017)
Debt extinguishment and interest rate derivative expense	(10)	-	(2,511)	-
Equity in earnings of unconsolidated partnerships	10	4	15	22
Total other income (expense)	(54)	(6,185)	(18,682)	(24,073)

Income (loss) from continuing operations before income tax benefit	3,296	(2,858)	(122,559)	(8,889)

Income tax benefit	60	1,387	22,124	1,244
Net income (loss) from continuing operations	3,356	(1,471)	(100,435)	(7,645)

Discontinued operations:
Loss from discontinued operations	(41)	(34)	(168)	(212)
Impairment of real estate property	(1,359)	-	(1,359)	-
Total discontinued operations	(1,400)	(34)	(1,527)	(212)

Net income (loss)	1,956	(1,505)	(101,962)	(7,857)

Net loss (income) attributable to the noncontrolling interest in:
Real estate partnerships	(131)	(105)	(288)	(964)
Operating partnership	(269)	568	32,522	3,048
Net income (loss) attributable to Cogdell Spencer Inc.	$1,556	$(1,042)	$(69,728)	$(5,773)

Per share data - basic and diluted
Income (loss) from continuing operations attributable to Cogdell Spencer Inc.	$0.06	$(0.06)	$(2.10)	$(0.36)
Loss from discontinued operations attributable to Cogdell Spencer Inc.	$(0.02)	-	$(0.04)	(0.01)
Net income (loss) per share attributable to Cogdell Spencer Inc.	$0.04	$(0.06)	$(2.14)	$(0.37)

Weighted average common shares - basic and diluted	42,615	17,557	32,655	15,770

Net income (loss) attributable to Cogdell Spencer Inc.:
Income from continuing operations, net of tax	$2,956	$(1,008)	$(68,201)	$(5,561)
Discontinued operations, net of tax	(1,400)	(34)	(1,527)	(212)
Net income (loss)	$1,556	$(1,042)	$(69,728)	$(5,773)

Cogdell Spencer Inc.
Business Segment Reporting
(In thousands)
(unaudited)

Three months ended December 31, 2009:		Property Operations	Design-Build and Development	Intersegment Eliminations	Unallocated and Other	Total

Revenues:
Rental revenue		$20,398	$-	$(23)	$-	$20,375
Design-Build contract revenue and other sales		-	42,310	(12,294)	-	30,016
Property management and other fees		807	-	-	-	807
Development management and other income		-	959	(861)	-	98
Total revenues		21,205	43,269	(13,178)	-	51,296

Certain operating expenses:
Property operating and management		8,021	-	-	-	8,021
Design-Build contracts and development management		-	30,069	(8,681)	-	21,388
Selling, general, and administrative		-	5,783	(23)	-	5,760
Total certain operating expenses		8,021	35,852	(8,704)	-	35,169
		13,184	7,417	(4,474)	-	16,127

Interest and other income		137	20	-	7	164
Gain on settlement from MEA Holdings Inc. transaction		-	-	-	4,905	4,905
Corporate general and administrative expenses		-	-	-	(5,307)	(5,307)
Interest expense		-	-	-	(5,123)	(5,123)
Debt extinguishment and interest rate derivative expense		-	-	-	(10)	(10)
Benefit from income taxes applicable to funds from operations modified		-	-	-	41	41
Non-real estate related depreciation and amortization		-	(199)	-	(59)	(258)
Earnings from unconsolidated real estate partnerships, before real estate related depreciation and amortization		13	-	-	-	13
Noncontrolling interests in real estate partnerships, before real estate related depreciation and amortization		(374)	-	-	-	(374)
Discontinued operations and impairment from real estate property, before real estate related depreciation and amortization		(1,332)	-	-	(34)	(1,366)
Funds from operations modified (FFOM)		11,628	7,238	(4,474)	(5,580)	8,812

Amortization of intangibles related to purchase accounting, net of income tax benefit		(42)	(7)	-	19	(30)
Funds from operations (FFO)		11,586	7,231	(4,474)	(5,561)	8,782

Real estate related depreciation and amortization, including amounts in discontinued operations		(7,200)	-	-	-	(7,200)
Noncontrolling interests in real estate partnerships, before real estate related depreciation and amortization		374	-	-	-	374
Net income (loss)	-	4,760	7,231	(4,474)	(5,561)	1,956
Net income attributable to the noncontrolling interest in:
Real estate partnerships		(131)	-	-	-	(131)
Operating partnership		-	-	-	(269)	(269)
Net income (loss) attributable to Cogdell Spencer Inc.		$4,629	$7,231	$(4,474)	$(5,830)	$1,556

Cogdell Spencer Inc.
Business Segment Reporting
(In thousands)
(unaudited)

Year ended December 31, 2009:	Property Operations	Design-Build and Development	Intersegment Eliminations	Unallocated and Other	Total

Revenues:
Rental revenue	$79,578	$-	$(92)	$-	$79,486
Design-Build contract revenue and other sales	-	176,124	(32,708)	-	143,416
Property management and other fees	3,336	-	-	-	3,336
Development management and other income	-	6,750	(3,387)	-	3,363
Total revenues	82,914	182,874	(36,187)	-	229,601

Certain operating expenses:
Property operating and management	31,810	-	-	-	31,810
Design-Build contracts and development management	-	142,305	(28,344)	-	113,961
Selling, general, and administrative	-	20,541	(92)	-	20,449
Impairment charges	-	120,920	-	-	120,920
Total certain operating expenses	31,810	283,766	(28,436)	-	287,140
	51,104	(100,892)	(7,751)	-	(57,539)

Interest and other income	541	48	-	31	620
Gain on settlement from MEA Holdings Inc. transaction	-	-	-	4,905	4,905
Corporate general and administrative expenses	-	-	-	(11,836)	(11,836)
Interest expense	-	-	-	(21,711)	(21,711)
Debt extinguishment and interest rate derivative expense	-	-	-	(2,511)	(2,511)
Benefit from income taxes applicable to funds from operations modified	-	-	-	20,356	20,356
Non-real estate related depreciation and amortization	-	(779)	-	(225)	(1,004)
Earnings from unconsolidated real estate partnerships, before real estate related depreciation and amortization	27	-	-	-	27
Noncontrolling interests in real estate partnerships, before real estate related depreciation and amortization	(1,049)	-	-	-	(1,049)
Discontinued operations and impairment from real estate property, before real estate related depreciation and amortization	(1,253)	-	-	(137)	(1,390)
Funds from operations modified (FFOM)	49,370	(101,623)	(7,751)	(11,128)	(71,132)

Amortization of intangibles related to purchase accounting, net of income tax benefit	(169)	(4,364)	-	1,768	(2,765)
Funds from operations (FFO)	49,201	(105,987)	(7,751)	(9,360)	(73,897)

Real estate related depreciation and amortization, including amounts in discontinued operations	(29,114)	-	-	-	(29,114)
Noncontrolling interests in real estate partnerships, before real estate related depreciation and amortization	1,049	-	-	-	1,049
Net income (loss)	21,136	(105,987)	(7,751)	(9,360)	(101,962)
Net loss (income) attributable to the noncontrolling interest in:
Real estate partnerships	(288)	-	-	-	(288)
Operating partnership	-	-	-	32,522	32,522
Net income (loss) attributable to Cogdell Spencer Inc.	$20,848	$(105,987)	$(7,751)	$23,162	$(69,728)

Cogdell Spencer Inc.
Reconciliation of Net Income (Loss) to Funds from Operations Modified (FFOM) (1)
(In thousands, except per share and unit amounts)
(unaudited)

	For the Three Months Ended		For the Year Ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008

Net income (loss)	$1,956	$(1,505)	$(101,962)	$(7,857)
Add:
Real estate related depreciation and amortization:
Wholly-owned and consolidated properties,
including amounts in discontinued operations	7,197	7,304	29,102	30,570
Unconsolidated real estate partnerships	3	3	12	13
Less:
Noncontrolling interests in real estate partnerships,
before real estate related depreciation and amortization	(374)	(111)	(1,049)	(1,346)
Funds from Operations (FFO) (1)	8,782	5,691	(73,897)	21,380
Amortization of intangibles related to purchase accounting, net of income tax benefit	30	2,390	2,765	7,983
Funds from Operations Modified (FFOM) (1)	$8,812	$8,081	$(71,132)	$29,363

FFO per share and unit - basic and diluted	$0.17	$0.21	$(1.82)	$0.89
FFOM per share and unit - basic and diluted	$0.17	$0.30	$(1.75)	$1.22

Weighted average shares and units outstanding - basic and diluted	50,386	26,890	40,616	24,098

Non-recurring events:
Gain on settlement from MEA Holdings, Inc. transaction	$(4,905)	$-	$(4,905)	$-
Impairment of real estate property held for sale	1,359	-	1,359	-
Strategic planning professional fees	2,641	-	2,641	-
Intangible asset impairment charges, net of tax benefit	-	-	101,746	-
Debt extinguishment and interest rate derivative expense, net of tax benefit	-	-	1,520	-
Restructuring and severance charges, net of tax benefit	-	912	-	1,312
Impact of non-recurring events	$(905)	$912	$102,361	$1,312

FFOM, excluding non-recurring events	$7,907	$8,993	$31,229	$30,675

FFOM, excluding non-recurring events per share and unit - basic and diluted	$0.16	$0.33	$0.77	$1.27